EXHIBIT 10.2

NONQUALIFIED STOCK OPTION AGREEMENT

BIO-TECHNE CORPORATION

SECOND AMENDED AND RESTATED

2010 EQUITY INCENTIVE PLAN

THIS AGREEMENT is made effective as of January 2, 2018, by and between Bio-Techne Corporation, a Minnesota corporation (the “Company”), and _____________ (“Participant”).

W I T N E S S E T H:

WHEREAS, Participant on the date hereof is a non-employee director of the Company; and

WHEREAS, the Company wishes to grant a nonqualified stock option to Participant to purchase shares of the Company's Common Stock pursuant to the Bio-Techne Corporation Second Amended and Restated 2010 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Administrator of the Plan has authorized the grant of a nonqualified stock option to Participant and has determined that, as of the effective date of this Agreement, the fair market value of the Company's Common Stock is $[●] per share;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.       Grant of Option. The Company hereby grants to Participant on the date set forth above (the “Date of Grant”), the right and option (the “Option”) to purchase all or portions of an aggregate of __________ (_______) shares of Common Stock at a per share price of $[●] on the terms and conditions set forth herein, and subject to adjustment pursuant to Section 15 of the Plan. This Option is a nonqualified stock option and will not be treated as an incentive stock option, as defined under Section 422, or any successor provision, of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder.

2.         Duration and Exercisability.

(a)     General. The term during which this Option may be exercised shall terminate on __________, except as otherwise provided in Sections 2(b) and 2(c) below. This Option shall become exercisable according to the following schedule:

Date	Shares Vesting

XXX	XXX

XXX	XXX

Notwithstanding anything in the Plan or this Agreement to the contrary, this Option shall become fully vested and exercisable immediately prior to a Change of Control as defined in Section 1(f) of the Plan.

Once the Option becomes exercisable with respect to any of the shares specified in Section 1, Participant may continue to exercise this Option with respect to such vested shares under the terms and conditions of this Agreement until the termination of the Option as provided herein. If Participant does not purchase upon an exercise of this Option the full number of shares which Participant is then entitled to purchase, Participant may purchase upon any subsequent exercise prior to this Option's termination such previously unpurchased shares in addition to those Participant is otherwise entitled to purchase.

(b)     Termination of Service Relationship (other than Death). If Participant ceases to be a non-employee director of the Company or any Subsidiary during the term of this Option for any reason other than death, this Option shall thereafter be exercisable only to the extent the Option was exercisable on the date on which Participant’s relationship with the Company or Subsidiary was terminated, but had not previously been exercised. To the extent this Option was not exercisable upon the termination of such relationship, all rights of Participant under this Option shall be forfeited. If Participant does not exercise the Option prior to the expiration date specified in Section 2(a), all rights of Participant under this Option shall be forfeited.

(c)     Death. In the event of Participant's death, this Option shall be exercisable only to the extent the Option was exercisable on the date of Participant’s death, but had not been previously exercised. In such period following Participant's death, this Option may be exercised by the person or persons to whom Participant's rights under this Option shall have passed by Participant's will or by the laws of descent and distribution. To the extent this Option was not exercisable upon the date of Participant's death, or if such person or persons fail to exercise this Option prior to the expiration date specified in Section 2(a), all rights under this Option shall be forfeited.

3.         Manner of Exercise.

(a)     General. The Option may be exercised only by Participant (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and subject to such other administrative rules as the Administrator may deem advisable, by delivering within the option period written notice of exercise to the Company at its principal office. The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the option price for all shares designated in the notice. The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of the Plan and this Agreement. The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares any number of times during the option period as provided herein.

(b)     Form of Payment. Subject to approval by the Administrator, payment of the option price by Participant may be (i) in cash, or with a personal check or certified check, (ii) by the transfer from Participant to the Company of previously acquired shares of Common Stock, (iii) through the withholding of shares of Stock from the number of shares otherwise issuable upon the exercise of the Option (e.g., a net share settlement), (iv) through broker-assisted cashless exercise if such exercise complies with applicable securities laws and any insider trading policy of the Company, (v) such other form of payment as may be authorized by the Administrator, or (vi) by a combination thereof. In the event Participant elects to pay the exercise price in whole or in part with previously acquired shares of Common Stock or through a net share settlement, the Fair Market Value of the shares of Stock delivered or withheld shall equal the total exercise price for the shares being purchased in such manner. For purposes of this Agreement, "previously acquired shares of Common Stock" shall include shares of Common stock that are already owned by Participant at the time of exercise.

(c)     Issuance of Shares. As soon as practicable after the effective exercise of all or any part of the Option, Participant shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, less any shares withheld for payment of taxes as provided in Section 4(d) below, and the Company shall deliver to Participant one or more duly issued stock certificates or cause book entries to be made evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company. Until the issuance of such shares, Participant shall not be entitled to vote the shares of Company Common Stock represented by the Option, shall not be entitled to receive dividends or distributions attributable to such shares of Company Common Stock, and shall not have any other rights as a shareholder with respect to such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 15 of the Plan.

4.         General Provisions.

(a)     Employment or Other Relationship. This Agreement shall not confer on Participant any right with respect to the continuance of employment or any other relationship with the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment or relationship. Nothing in this Agreement shall be construed as creating an employment contract for any specified term between Participant and the Company or any Subsidiary.

(b)     Securities Law Compliance. The exercise of all or any parts of this Option shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. Participant may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that all Common Stock to be acquired pursuant to such exercise will be held until such time that the shares are registered or otherwise freely tradeable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof, and that the certificate(s) for such shares will bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable state and federal securities laws.

(c)     Shares Reserved. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

(d)     Withholding Taxes. In order to permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all withholding and employment-related taxes attributable to this Option are withheld from any amounts payable by the Company to the Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, the Participant hereby agrees to pay to the Company an amount equal to such withholding and employment-related taxes prior to the date the Company’s withholding obligation arises. Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part, (i) by delivering shares of Company Common Stock, or (ii) by electing to have the Company withhold shares of Company Common Stock otherwise issuable to Participant upon exercise of the Option. In either case, such shares shall have a Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law, equal to such tax withholding, including payroll taxes, applicable to the supplemental income attributable to this Option. The Participant’s election to deliver shares or to have shares withheld for this purpose shall be made on or before the date that the amount of such tax withholding is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3 or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

(e)     Transferability. Participant may transfer any or all of the Option to any member of the Participant's "immediate family" as such term is defined in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, or any successor provision, or to one or more trusts whose beneficiaries are members of such Participant's "immediate family" or partnerships in which such family members are the only partners; provided, however, that the Participant cannot receive any consideration for the transfer and such transferred Option shall continue to be subject to the same terms and conditions as were applicable to such Option immediately prior to its transfer. Further, the transferee shall be subject to all restrictions that generally apply to shareholders of the Company, including but not limited to restrictions on the pledge, encumbrance, sale, assignment, transfer, gift, or disposition of any stock acquired through the exercise of the Option.

(f)     Second Amended and Restated 2010 Equity Incentive Plan. The Option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. All defined terms of the Plan shall have the same meaning when used in this Agreement. The Plan governs this Option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

(g)     Lockup Period Limitation. Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which Participant may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of this Option or the Company Common Stock underlying this Option, Participant hereby agrees that for a period not to exceed 180 days from the effective date of the prospectus relating to such offering Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of this Option or any of the underlying shares of Company Common Stock without the prior written consent of the underwriter(s) or its representative(s).

(h)     Stock Legend. The Administrator may require that the certificates or book entries for any shares of Company Common Stock purchased by Participant (or Participant’s permitted successors or assigns) bear an appropriate legend and stop transfer order to reflect the restrictions of Section 4(b) and Sections 4(f) through 4(g) of this Agreement; provided, however, that failure to so endorse any of such certificates or book entries shall not render invalid or inapplicable Section 4(b) or Sections 4(f) through 4(g).

(i)     Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Participant and any successor or assigns of Participant permitted by Section 2 or Section 4(e) above. This Option is expressly subject to all terms and conditions contained in the Plan and in this Agreement, and Participant’s failure to execute this Agreement shall not relieve Participant from complying with such terms and conditions.

(j)     Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least ten (10) years. If the parties cannot agree on an arbitrator within twenty (20) days, any party may request that the chief judge of the District Court of Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys’ fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

(k)     Right to Amend. The Company hereby reserves the right to amend this Agreement without Participant’s consent to the extent necessary or desirable to comply with the requirements of Code Section 409A and the regulations, notices and other guidance of general application issued thereunder.

(l)     Section 280G.   Notwithstanding anything to the contrary contained in this Agreement, to the extent that any of the payments and benefits provided for under this Agreement or any other agreement or arrangement between the Participant and the Company (collectively, the “Payments”) constitute a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for this Section 4(l), would be subject to the excise tax imposed by Section 4999 of the Code, then the Payments shall be payable either (i) in full or (ii) as to such lesser amount which would result in no portion of such Payments being subject to excise tax under Section 4999 of the Code; whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the Participant’s receipt on an after-tax basis, of the greatest amount of economic benefits under this Agreement, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.  Unless the Participant and the Company otherwise agree in writing, any determination required under this Section 4(l) shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose reasonable determination shall be conclusive and binding upon the Participant and the Company for all purposes.  For purposes of making the calculations required by this Section 4(l), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Sections 280G and 4999 of the Code.  The Participant and the Company shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 4(l).

(n)     Governing Law. The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Minnesota.

[Signature page follows.]

ACCORDINGLY, the parties hereto have caused this Agreement to be executed on the day and year first above written.

BIO-TECHNE CORPORATION

By
Its

PARTICIPANT

By: ___________________________________

       Printed Name: _______________

[Signature Page to Director Nonqualified Stock Option Agreement]